Exhibit (c)(vii)

 Project Kona  Updated valuation materials  November 2025  DRAFT  All numbers and references herein are highly preliminary and subject to material refinement  Exhibit (c)(vii)

 PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE  Disclaimer  1. Section name  This presentation was prepared by Rothschild & Co US Inc. (“Rothschild & Co”) on a confidential basis for the benefit and internal use of the Special Committee (the “Special Committee”) of the Board of Directors of KORE Group Holdings, Inc. (the “Company” or “Kona”) in the context of the Special Committee’s consideration of the matters described herein.  In creating this presentation, Rothschild & Co has relied upon information that is publicly available or which was provided to Rothschild & Co by or on behalf of the Company’s management, including, without limitation, management operating and financial forecasts or projections. Such information involves numerous significant assumptions and subjective determinations that may or may not be correct. Rothschild & Co has not assumed any responsibility for independent verification of any of such information contained herein, including, but not limited to, any forecasts or projections set forth herein, and Rothschild & Co has relied on such information being complete and accurate in all material respects. Accordingly, no representation or warranty, express or implied, can be made or is made by Rothschild & Co as to the accuracy or completeness of any such information or the achievability of any such forecasts or projections.  Except where otherwise indicated, this presentation speaks as of the date hereof and is necessarily based upon the information available to Rothschild & Co and financial, stock market and other conditions and circumstances existing and disclosed to Rothschild & Co as of the date hereof, all of which are subject to change. Rothschild & Co does not have any obligation to update, bring-down, review or reaffirm this presentation. Under no circumstances should the delivery of this presentation imply that any information or analyses included in this presentation would be the same if made as of any other date. Nothing contained in this presentation is, or shall be relied upon as, a promise or representation as to the past, present or future.  Nothing contained herein shall be deemed to be a recommendation from Rothschild & Co to any party, including without limitation, any security holder of the Company, to enter into any transaction or to take any course of action. By accepting these materials, the Special Committee acknowledges that Rothschild & Co is not in the business of providing (and the Special Committee is not relying on Rothschild & Co for) legal, tax or accounting advice, and the Special Committee should receive (and rely on) separate and qualified legal, tax and accounting advice. These materials do not constitute an offer or solicitation to sell or purchase any securities.  Rothschild & Co is not acting in any capacity as a fiduciary or agent of the Special Committee, the Board of Directors of the Company, the Company or the Company’s security holders.  In the ordinary course of their asset management, merchant banking and other business activities, affiliates of Rothschild & Co may at any time hold long or short positions, and may trade or otherwise effect transactions, for their own accounts or the accounts of their clients in equity, debt or other securities (or related derivative securities) or financial instruments of the Company or any of its affiliates or any other company that may be involved in any transaction.  This presentation is confidential and was not prepared with a view to public disclosure or filing thereof under state or federal securities laws or otherwise. This presentation may not be copied by,  or disclosed or made available to, any person without the prior written consent of Rothschild & Co.  This presentation was not prepared for use by readers not as familiar with the business and affairs of the Company as the Special Committee, and accordingly, Rothschild & Co does not take any responsibility for the accuracy or completeness of any material if used by persons other than the Special Committee.  Rothschild & Co shall not have any liability, whether direct or indirect, in contract or tort or otherwise, to any person in connection with this presentation.  2

 PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE  Contents  Situation overview  Management LTP  Preliminary valuation perspectives  Appendices  4  8  11  20

 1  Situation overview

 PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE  -  -  Sep-21  Feb-22  Jul-22  Dec-22  May-23  Oct-23  Mar-24  Aug-24  Jan-25  Jun-25 Nov-25  $5.00  $10.00  $15.00  $20.00  $25.00  $30.00  $35.00  $40.00  6-month return  70%  1-year return  127%  2-year return  64%  3-year return  (75%)  Return since de-SPAC  (92%)  VWAP  1-month  $4.43  3-month  4.18  6-month  3.96  52-week performance  3  High  $4.88  Low 1.10  Historical EV / NTM Adj. EBITDA multiples  Current 7.9x  3-month 7.6x  6-month 7.3x  1-year 7.1x  Since de-SPAC 7.7x  Dec ’24 Samoa files an amended 13D indicating it may seek to further invest in or  acquire Kona  Mar ’23  Announces acquisition of  Twilio’s IoT  business unit  Jun ’24  1:5 reverse stock split  Nov ’24 Completes operational  restructuring  plan  Nov ’23 Kona reports strategic investment from Samoa disclosing 12.0% ownership2  Apr ’24  CEO  transition  Feb ’22 Announces acquisition of  Business Mobility Partners & SIMON  Stock price  EV / NTM Adj. EBITDA  Samoa events  Other events  Q / K filed  Share price (November 13, 2025)  $3.93  $45.00  3-month return  65%  Kona historical trading performance  Share price and EV / NTM Adj. EBITDA multiple have declined following the de-SPAC, although  business shows signs of stabilization amidst operational improvements  Sources: Company filings, FactSet (as of November 13, 2025), press releases  Notes:  FDSO includes 17.5m common shares,1.6m RSUs and 2.4m warrants issued to Samoa as of October 6, 2025, per Kona Management  Ownership percentage calculated including the 2.4m warrants issued to Samoa  Inclusive of intraday price movements over the past 52 weeks  Kona stock price and NTM Adj. EBITDA multiple since 2021 de-SPAC1 Select data points  Stock price ($ actuals)  Historical NTM trading multiple (x)  Situation overview  1  16.0x  14.0x  12.0x  10.0x  8.0x  7.9x  6.0x  4.0x  2.0x  $3.93  Dec ’24 NYSE accepts plan to regain compliance with listing standards  Nov ’25 Amended 13D filing indicating Samoa / Amelia  proposal to  acquire outstanding shares for $5.00 per share cash consideration  5

 PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE  -  2.0x  4.0x  6.0x  8.0x  -  Nov-24 Dec-24 Jan-25 Feb-25 Mar-25 Apr-25 May-25 Jun-25 Jul-25  Sources: Company filings, FactSet (as of November 13, 2025), press releases  Notes:  $1.00  $2.00  $3.00  $4.00  Aug-25 Sep-25 Oct-25 Nov-25  Share price 1 day prior to 13D  $1.17  1 month prior 13D  (36%)  1 day after 13D  7%  1 week after 13D  62%  1 month after 13D  73%  3 months after 13D  111%  Return since 13D  236%  VWAP  1 month after 13D  $3.30  3 month after 13D  3.20  6 month after 13D  3.15  Share performance3  High after 13D  $4.88  Kona historical trading performance (cont’d)  Share price increased 70% in the following 1 month after Samoa’s amended 13D filing, and  236% since the filing  7.9x  $1.17  Situation overview  1  $3.93  $3.22  Dec ’24 Samoa files an amended  13D  indicating it may seek to further invest in or acquire  Kona  Stock price ($ actuals)  Historical NTM trading multiple (x)  Dec ’24 NYSE accepts plan to regain compliance with listing standards  Unaffected date as of December 18, 2024, the day prior to Samoa’s amended 13D filing  FDSO includes 17.5m common shares,1.6m RSUs and 2.4m warrants issued to Samoa as of October 6, 2025, per Kona Management  Inclusive of all intraday price movements following the filing of Samoa’s amended 13D  Kona stock price and NTM Adj. EBITDA multiple since 1 month prior to Samoa’s amended 13D filing1,2 Select data points  Stock price EV / NTM Adj. EBITDA Samoa events Other events Q / K filed  Nov ’25 Amended 13D filing indicating Samoa/Amelia proposal to acquire outstanding shares for $5.00 per share cash consideration  6

 PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE  Kona’s valuation at various stock prices  Sources: Company filings, FactSet (as of November 13, 2025), Kona Management, LTP  Notes:  Transaction assumed to occur after November 15, 2025 with current capital structure. Samoa and WL 5. offers are both non-binding offers  Unaffected date as of December 18, 2024, day prior to Samoa’s initial amended 13D filing 6.  FDSO includes 17.5m common shares and 1.6m RSUs as of October 6, 2025, per Kona Management  Net debt of $282m as of September 30, 2025  Inclusive of preferred equity redeemed at 1.8x minimum return inclusive of accumulated PIK interest and value of 2.4m warrants  Additional payment in the event of a change of control comprised of the remaining coupons to maturity 7  and accrued interest on the $120m in backstop notes, as of November 16, 2025  Implied valuation at various prices1  Situation overview  1  Ilustrative share price ($)  $3.93  $1.17  $5.00  $6.00  $7.00  $8.00  $9.00  $10.00  Implied premia to:  Current (November 13, 2025)  $3.93  -  (70%)  27%  53%  78%  104%  129%  154%  Unaffected  $1.17  236%  -  327%  413%  498%  584%  669%  755%  1-month VWAP  $4.43  (11%)  (74%)  13%  35%  58%  81%  103%  126%  3-month VWAP  $4.18  (6%)  (72%)  20%  43%  67%  91%  115%  139%  6-month VWAP  $3.96  (1%)  (70%)  26%  52%  77%  102%  128%  153%  52-week high  $4.88  (19%)  (76%)  2%  23%  43%  64%  84%  105%  52-week low  $1.10  257%  6%  355%  445%  536%  627%  718%  809%  (x) Fully diluted shares outstanding (m)3  19  19  19  19  19  19  19  19  Implied equity value (excl. Samoa warrants)  $75  $22  $96  $115  $134  $153  $172  $191  (+) Net debt4  $282  $282  $282  $282  $282  $282  $282  $282  (+) Returned capital to Samoa5  275  275  275  275  275  275  275  275  Implied enterprise value  $632  $580  $653  $672  $691  $710  $729  $749  Memo: implied EV premium  Memo: mandatory redemption of backstop notes 6  -  $20  (8.3%)  $20  3.2%  $20  6.3%  $20  9.3%  $20  12.3%  $20  15.3%  $20  18.4%  $20  Implied multiples:  EV / Adj. EBITDA  LTM (September 30, 2025)  $60  10.6x  9.7x  10.9x  11.3x  11.6x  11.9x  12.2x  12.5x  25E  $63  10.1x  9.2x  10.4x  10.7x  11.0x  11.3x  11.6x  11.9x  26E  $63  10.0x  9.2x  10.3x  10.6x  10.9x  11.3x  11.6x  11.9x  $m, unless noted   Current Unaffected Samoa offer WL offer

 2  Management LTP

PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE

2 Management LTP

LTP: review of key plan assumptions

Key assumptions

- **a** CaaS Connectivity[1] revenue is forecast to decline (1.1%) in 2025, reflecting a transitional year with strategic focus on continued improvements to operational efficiency
  - Growth accelerates to 8.3%, 10.9%, 9.8% and 9.9% in 2026 to 2029, respectively, reflecting a return to industry growth rates
- **b** Solutions revenue is held approximately flat throughout the forecast period, as Management prioritizes higher-margin opportunities that support recurring Connectivity revenue
- **c** Gross margin is forecast to improve, reflecting improved vendor pricing with carriers due to higher volumes, while accounting for customer re-rates
- **d** Operating expenses are forecast to grow ~2–3% annually, with the anticipated realization of efficiency gains expected to offset the impact of higher revenue
  - Management believes additional cost levers are available should revenue fall short of expectations

Selected KPIs (Management LTP)

Average CaaS connections (m)

YoY growth (%)

2025E	2026E	2027E	2028E	2029E
8.7%	8.7%	10.2%	12.0%	12.1%


19.8
21.5
23.7
26.6
29.8
2025E
2026E
2027E
2028E
2029E

CaaS ARPU[1]

YoY growth (%)

2025E	2026E	2027E	2028E	2029E
(9.1%)	(0.4%)	0.6%	(2.0%)	(2.0%)


$0.89
$0.88
$0.89
$0.87
$0.86
2025E
2026E
2027E
2028E
2029E

Gross margin %

YoY improvement (bps)

2025E	2026E	2027E	2028E	2029E
(111bps)	109bps	31bps	22bps	11bps


55.2%
56.3%
56.6%
56.8%
56.9%
2025E
2026E
2027E
2028E
2029E

Sources: Kona Management, LTP
Note:
1. CaaS ARPU is calculated as the weighted average monthly revenue over the period

9

 PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE  Summary of LTP  Sources: Kona Management, LTP  Notes:  1. Other tax deductible expenses include integration-related costs and other one-time items  Average CaaS Connections and ARPU based on CaaS, SuperSIM and Carrier+ revenue and  average monthly connections  CaaS ARPU is calculated as the weighted average monthly revenue over the period   CAGR   $m, unless noted 2023A 2024A  2025E 2026E 2027E 2028E 2029E  '23-'25 '25-'29  Total IoT Connectivity 204 228  Total IoT Solutions 73 58  226 239 260 285 313  64 57 58 59 60  5% 9%  (6%) (2%)  Revenue $277 $286  % growth 14% 3%  $290 $295 $318 $344 $373 2% 7%  1% 2% 8% 8% 8%  Gross profit $149 $161  % margin 54% 56%  $160 $166 $180 $196 $212 4% 7%  55% 56% 57% 57% 57%  Adj. EBITDA $56 $53  % margin 20% 19%  $63 $63 $74 $87 $100 6% 12%  22% 21% 23% 25% 27%  (-) One-time items1 ($18) ($19) (-) Stock-based compensation (tax deductible (4) (4)  (-) Tax D&A (58) (56)  ($19) ($2) ($2) - -  (1) (2) (3) (4) (4)  (41) (35) (23) (22) (22)  EBIT  % margin  $3 $25 $46 $60 $74 130%  1% 8% 14% 18% 20%  Memo:  Average CaaS connections (m)2 18.2  CaaS ARPU2,3 $0.98  CapEx $13  19.8 21.5 23.7 26.6 29.8 11%  $0.89 $0.88 $0.89 $0.87 $0.86 (1%)  $10 $9 $9 $10 $10 0%  Management LTP  2  10

 3  Preliminary valuation perspectives

 PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE  Illustrative discounted cash flow analysis  Projected cash flows1  Sources: Company filings, Kona Management, LTP  Notes:  Unlevered cash flow line items based on LTP  2029E revenue growth rate applied to terminal revenue and Adj. EBITDA margin held flat  Per Kona Management, other tax-deductible expenses include integration-related costs and other one-time items  40% of SBC is tax-deductible per Kona Management. SBC treated as cash expense  25% tax rate per LTP  Valuation date assumed as of December 31, 2025. FDSO includes 17.5m common shares, 1.6m RSUs and 2.4m warrants issued to Samoa as of October 6, 2025, preferred stock valued at liquidation value of 1.8x MOIC ($275m), senior secured note valued at principal balance ($182m), backstop notes valued at principal value ($120m), cash balance ($20m), all as of September 30, 2025, per Kona Management and company filings  Enterprise value ($m) at terminal multiple of 6  PV of terminal value as % of EV at terminal multiple of 6  Implied share price at terminal multiple of 6  2  $m  2026E  2027E  2028E  2029E  Terminal period  Total revenue  $295  $318  $344  $373  $405  % growth  1.9%  7.6%  8.3%  8.4%  8.4%  Adj. EBITDA  $63  $74  $87  $100  $109  % margin  21.4%  23.4%  25.2%  26.9%  26.9%  (-) One-time items3  (2)  (2)  -  -  -  (-) Stock-based compensation (tax deductible)4  (2)  (3)  (4)  (4)  (4)  (-) Tax D&A  (35)  (23)  (22)  (22)  (10)  EBIT  $25  $46  $60  $74  $94  (-) Tax at 25% rate 5  (6)  (11)  (15)  (18)  (20)  NOPAT  $19  $35  $46  $56  $74  (+) Tax D&A  35  23  22  22  10  (-) Stock-based compensation (non-tax deductible)4  (3)  (5)  (6)  (6)  (6)  (-) CapEx  (9)  (9)  (10)  (10)  (10)  (+/-) Source / (use) of NWC  (0)  (2)  (2)  (2)  (2)  Unlevered FCF  $41  $41  $50  $59  $65  WACC  8.0x  8.5x  9.0x  9.5x  10.0x  8.0x  8.5x  9.0x  9.5x  10.0x  8.0x  8.5x  9.0x  9.5x  10.0x  13.0%  $682  $715  $748  $782  $815  78%  79%  80%  81%  82%  $6.51  $8.25  $9.99  $11.74  $13.48  14.0%  661  693  725  757  789  78%  79%  80%  81%  82%  5.40  7.09  8.77  10.45  12.14  15.0%  640  672  703  734  765  78%  79%  80%  80%  81%  4.35  5.97  7.60  9.22  10.85  16.0%  621  651  681  711  741  77%  78%  79%  80%  81%  3.34  4.91  6.48  8.05  9.62  17.0%  603  632  661  690  719  77%  78%  79%  80%  81%  2.37  3.88  5.40  6.92  8.43  Preliminary valuation perspectives  3  12

 PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE  $5.06  $6.57  $6.92  $1.60  $11.04  $10.01  $7.99  $11.01  Illustrative discounted cash flow analysis sensitivity  DCF sensitivity to various operating assumptions  Implied per-share midpoint DCF range1  LTP assumption  Item  Sources: Company filings, Kona Management, LTP  Notes:  Sensitivity analyses vs. LTP. Valuation date assumed as of December 31, 2025. FDSO includes 17.5m common shares, 1.6m RSUs and 2.4m warrants issued to Samoa as of October 6, 2025 per Kona Management. Assumes WACC of 15.0% and terminal multiple midpoint of 9.0x  2025E to 2029E CAGR  55.2% represents 2025E LTP gross margin and 57.9% represents 2029E LTP gross margin +1%  Represents 2026E margin  Sensitivity range  Avg. CaaS connections  (% CAGR)2  Average CaaS connections reach  29.8m by 2029  2025-2029 CAGR of 11%  9%  13%  11%  Solutions (% CAGR)  IoT Solutions has (2%) CAGR across 2025 to 2029  (5%)  5%  (2%)  Gross margin (% +/-)  Gross margin increases from 55.2% in 2025 to 56.9% in 2029  55.2%3  57.9%3  56.9%  Adj. EBITDA margin increases from 21.7% in 2025 to 26.9% in 2029  Terminal Adj. EBITDA  margin  21.4%4  30%  26.9%  TMM Base DCF midpoint: $7.60  Preliminary valuation perspectives  3  13

PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE

3 Preliminary valuation perspectives

Selected public company analysis

$m, unless noted[1, 2]	Share price ($)	%52w high	Market cap	Enterprise value	EV / Revenue 2025E	EV / Revenue 2026E	EV / Adj. EBITDA 2025E	EV / Adj. EBITDA 2026E	Revenue growth 2025E	Revenue growth 2026E	Adj. EBITDA margin 2025E	Adj. EBITDA margin 2026E
Kona LTP[3]	**$3.93**	**80.5%**	**$75**	**$632**	**2.2x**	**2.1x**	**10.1x**	**10.0x**	**1.4%**	**1.9%**	**21.7%**	**21.4%**
Kona consensus[3]	**$3.93**	**80.5%**	**$75**	**$632**	**2.2x**	**2.1x**	**10.3x**	**8.9x**	**(0.9%)**	**7.7%**	**21.7%**	**23.4%**
IoT Solutions												
Digi	$38.53	86.0%	$1,495	$1,633	3.7x	3.3x	14.4x	12.6x	4.0%	10.2%	25.5%	26.6%
Powerfleet[4]	4.99	57.3%	679	922	2.2x	2.0x	10.0x	7.8x	16.2%	11.7%	21.8%	25.1%
Ituran	37.03	81.5%	737	689	2.0x	1.9x	7.5x	6.9x	1.9%	5.7%	26.8%	27.7%
Mean					**2.6x**	**2.4x**	**10.7x**	**9.1x**	**7.3%**	**9.2%**	**24.7%**	**26.5%**
Median					**2.2x**	**2.0x**	**10.0x**	**7.8x**	**4.0%**	**10.2%**	**25.5%**	**26.6%**

Sources: Company filings, FactSet (as of November 13, 2025), Kona Management, LTP

Notes:

1. Metrics based on median consensus estimate
2. Digi and Powerfleet financials calendarized to Kona's fiscal year ending December 31
3. Preferred stock valued at liquidation value of 1.8x MOIC ($275m) assumed after November 15, 2025
4. Powerfleet pro-forma financials include the acquisition of MiX Telematics in October 2023 and Fleet Complete in September 2024

14

 PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE  10yr  5yr  4yr  3yr  2yr  1yr  Kona1  n.a  n.a.  7.7x  7.0x  7.0x  7.1x  IoT Solutions  Digi  10.1x  12.3x  12.5x  12.4x  11.6x  12.2x  Powerfleet  14.4x  12.4x  11.4x  10.2x  9.6x  8.3x  Ituran  6.9x  5.8x  5.6x  5.5x  5.7x  6.5x  Mean  10.3x  10.2x  9.8x  9.4x  8.9x  9.0x   Average EV / NTM Adj. EBITDA since July 2015   -  4.0x  8.0x  12.0x  16.0x  20.0x  Nov-15  Nov-17  Nov-19  Nov-21  Nov-23  Nov-25  Selected public company analysis: valuation over time  EV / NTM EBITDA (L10Y)  Sources: Company filings, FactSet (as of November 13, 2025), Kona Management  Note:  1. Kona since 2021 de-SPAC  Kona1 IoT Solutions  9.0x  7.9x  Preliminary valuation perspectives  3  15

 PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE  Target  Acquiror  EV ($m)3  $200  $52  $126  $1,246  $375  $1,134  $86  $137  $1,034  Date  Sep-24  Sep-24  Oct-23  Aug-22  May-21  Apr-21  Apr-19  Mar-19  Jan-19  7.8x  2.1x  17.7x  8.0x  18.7x  6.8x  3.9x  40.9x  9.2x  22.9x  16.2x  10.0x  12.7x  Selected precedent transactions  Sources: Company filings, press releases  Notes:  Calculated using reported synergies where available  Acquisition completed under the name I.D. Systems (rebranded as Powerfleet on October 3, 2019)  3. Shown in US$m, converted at announcement date  EV / LTM Adj. EBITDA multiples of select IoT Solutions sector transactions since 2019  (Telematics)  2  Value of synergies  15.7x  12.7x  8.9x  7.9x  Gross mean: 15.7x Gross median: 12.7x  Synergized mean: 8.91 Synergized median: 7.9x1  Preliminary valuation perspectives  3  16

 PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE  Ke  8.0x  9.0x  10.0x  11.0x  12.0x  15.0%  n.m.  $0.62  $3.77  $6.98  $10.21  17.5%  n.m.  0.62  3.76  6.96  10.18  20.0%  n.m.  0.62  3.75  6.94  10.15  Ke  8.0x  9.0x  10.0x  11.0x  12.0x  15.0%  $1.10  $4.27  $7.70  $11.06  $14.40  17.5%  1.08  4.17  7.52  10.79  14.05  20.0%  1.05  4.07  7.34  10.54  13.72  Ke  8.0x  9.0x  10.0x  11.0x  12.0x  15.0%  $4.14  $8.22  $12.03  $15.43  $18.51  17.5%  3.96  7.85  11.49  14.74  17.68  20.0%  3.78  7.51  10.99  14.09  16.90  Ke  8.0x  9.0x  10.0x  11.0x  12.0x  15.0%  $6.36  $10.71  $14.36  $17.59  $20.72  17.5%  5.94  10.01  13.42  16.45  19.37  20.0%  5.56  9.37  12.56  15.40  18.13  Implied PV of '25E share price at illustrative trading multiple of  Implied PV of '26E share price at illustrative trading multiple of  Implied PV of '27E share price at illustrative trading multiple of  Implied PV of '28E share price at illustrative trading multiple of  Illustrative PV of Kona future share value  Share price sensitivity at trading multiple between 8 – 12x and cost of equity of 15 – 20%  Sources: Bloomberg, company filings, FactSet (as of November 13, 2025), Kona Management, LTP  Notes:  Illustrative share prices based on FDSO including 17.5m common shares and 1.6m RSUs as of  October 6, 2025, per Kona Management  Assumes current capital structure (as of September 30, 2025) and cost of equity 15 - 20%  Accounts for total capital returned to Samoa includes preferred stock (valued at liquidation preference inclusive of accumulated PIK interest), value of warrants and incremental amount to minimum MOIC (where applicable)  Cost of equity held at 17.5%  NPV of future share value1,2,3  9.0x  8.0x  EV / NTM Adj. EBITDA4:  11.0x 10.0x  12.0x  Preliminary valuation perspectives  3  17  $1.08  $3.96  $5.94  $0.62  n.m.  $4.17  $7.85  $10.01  $3.76  $7.52  $11.49  $13.42  $6.96  $10.79  $14.74  $16.45  $3.93  $10.18  $14.05  $17.68  $19.37  -  $5.00  $10.00  $15.00  $20.00  Current 2025E 2026E 2027E 2028E

PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE

3 Preliminary valuation perspectives

Illustrative PV of Kona future share value (cont'd)

2025-2029 Revenue CAGR sensitivity from 3 to 8% for 2026E, 2027E and 2028E

Assumptions[1,2]

Summary assumptions:

1. EBITDA margins consistent with prior scenario
2. Cost of equity held at 17.5% (midpoint of sensitivity range)
3. Exit multiple range of 8 – 12x NTM adj. EBITDA
4. LTP assumes revenue CAGR of 7%

2026E[1,2]

Revenue CAGR ('25-'29)	Implied PV of '26E share price at illustrative trading multiple of				
	8.0x	9.0x	10.0x	11.0x	12.0x
3%	$0.00	$2.69	$5.88	$8.98	$12.07
4%	0.05	2.93	6.16	9.30	12.42
5%	0.36	3.30	6.57	9.75	12.92
6%	0.84	3.87	7.19	10.44	13.67
7%	1.08	4.17	7.52	10.79	14.05
8%	1.79	5.03	8.47	11.84	15.19

2027E[1,2]

Revenue CAGR ('25-'29)	Implied PV of '27E share price at illustrative trading multiple of				
	8.0x	9.0x	10.0x	11.0x	12.0x
3%	$0.00	$5.34	$8.80	$11.90	$14.80
4%	0.43	5.83	9.36	12.52	15.41
5%	2.08	6.48	10.06	13.29	16.16
6%	3.42	7.39	11.00	14.26	17.16
7%	3.96	7.85	11.49	14.74	17.68
8%	5.33	9.21	12.94	16.15	19.21

2028E[1,2]

Revenue CAGR ('25-'29)	Implied PV of '28E share price at illustrative trading multiple of				
	8.0x	9.0x	10.0x	11.0x	12.0x
3%	$0.00	$6.61	$9.77	$12.43	$14.99
4%	0.69	7.43	10.71	13.49	16.15
5%	3.33	8.36	11.73	14.61	17.38
6%	5.23	9.45	12.84	15.82	18.68
7%	5.94	10.01	13.42	16.45	19.37
8%	7.73	11.65	15.16	18.33	21.41

Sources: Bloomberg, company filings, FactSet (as of November 13, 2025), LTP, Kona Management

Notes:

1. Illustrative share prices based on FDSO including 17.5m common shares and 1.6m RSUs as of October 6, 2025, per Kona Management
2. Accounts for total capital returned to Samoa includes preferred stock (valued at liquidation preference inclusive of accumulated PIK interest), value of warrants and incremental amount to minimum MOIC (where applicable)

18

 PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE  22.3%  36.4%  42.1%  56.2%  81.1%  25th percentile  Median  Mean  75th percentile 90th percentile  20.2%  32.4%  44.3%  53.4%  94.4%  25th percentile  Median  Mean  75th percentile 90th percentile  Share price premium 1-day  Premiums paid analysis  Share price premium 1-month  Source: Refinitiv  Note: Analysis includes 172 going-private transactions since 2017 with EV values greater than $250m, excludes target businesses in financial services, real estate, energy, biotechnology and pharmaceutical sectors  Preliminary valuation perspectives  3  19

 Appendices

 Appendix  A  Additional valuation support

 PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE  4%  9%  1%  1%  5%  27%  18%  n.a.  24%  19%  7%  4%  2%  1%  3%  8%  1%  12%  5%  6%  48%  52%  73%  60%  54%  8%  24%  n.a.  9%  (8%)  Selected public company analysis: operational benchmarking  Historical financials1   2022A – 2024A 2022A – 2024A 2024A 2022A – 2024A 2024A 2024A   3% | 4%  6% | 6%  56% | 58%  9% | 14%  24% | 23%  2% | 3%  Gross profit CAGR Gross profit margin Adj. EBITDA CAGR Adj. EBITDA margin  CapEx % of sales  Revenue CAGR  Solutions only  2  Sources: Company filings, Kona Management  Notes:  Digi and Powerfleet financials calendarized to Kona’s fiscal year ending December 31  Pro-forma for MiX Telematics (acquired October 2023) excluding Fleet Complete (acquired September 2024)  Additional valuation support  A  22

 PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE  Additional reference points: acquired IoT providers  Historical financials1  Sources: Company filings, press releases  Notes:  Calendarized to Kona’s fiscal year ending December 31; margins and CapEx % sales based on final year of public reporting  EV / adj. LTM EBITDA  Filed for Ch. 11 bankruptcy in June 2024  (2021A – 2023A)  Acquired by Powerfleet in October 2023 for 3.9x2  (2021A – 2024A)  Acquired by GI Partners in September 2021 for 22.9x2  (2018A – 2020A)  Revenue CAGR  CapEx % of sales  Additional valuation support  A  7%  1%  (2%)  %)  Gross profit CAGR  Gross profit margin  Adj. EBITDA CAGR  Adj. EBITDA Margin  5%  3%  (6%)  63%  68%  37%  (11%)  (2  (25%)  20%  35%  6%  14%  12%  4%  23

 PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE  n.a.  6%  n.a.  1%  3%  3%  28%  22%  n.a.  26%  22%  22%  7%  37%  n.a.  14%  17%  9%  n.a.  56%  n.a.  63%  56%  55%  5%  14%  19%  8%  5%  2%  Kona  Consensus  LTP  Sources: Company filings, FactSet (as of November 13, 2025), Kona Management, LTP, Wall Street research  Notes:  1. Digi and Powerfleet financials calendarized to Kona’s fiscal year ending December 31  2. Pro-forma for MiX Telematics (acquired October 2023) and Fleet Complete (acquired September  2024)  Additional valuation support  A  Selected public company analysis: operational benchmarking  Forward financials1   2024A – 2026E 2025E 2024A – 2026E 2025E 2025E   Gross profit margin Adj. EBITDA CAGR Adj. EBITDA margin  CapEx % of sales  Revenue CAGR  11% | 11%  59% | 59%  14% | 19%  26% | 25%  3% | 3%  2  Solutions only  24

 PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE  3%  18%  23%  27%  22%  6%  < $1.5  $1.5 - 2.5  $2.5 - 3.5  $3.5 - 4.5  $4.5 - 5.5  $5.5+  6%  22%  17%  37%  18%  -  < $1.5 $1.5 - 2.5 $2.5 - 3.5 $3.5 - 4.5  Sources: FactSet (as of November 13, 2025), Kona Management  Note:  $4.5 - 5.5  $5.5+  -  13%  15%  16%  56%  -  < $1.5  $1.5 - 2.5  $2.5 - 3.5  $3.5 - 4.5  $4.5 - 5.5  $5.5+  7%  10%  18%  65%  -  -  < $1.5 $1.5 - 2.5 $2.5 - 3.5 $3.5 - 4.5  $4.5 - 5.5  $5.5+  Last 90 days  Last 6 months  Last 1 year  Last 2 years  1. Represents shares traded as a % of average basic shares outstanding over given period  ADTV (in millions / day): 0.09  % of  VWAP: $4.18  VWAP: $3.96  ADTV (in millions / day): 0.06  % of  VWAP: $3.30  ADTV (in millions / day): 0.09  % of  VWAP: $2.85  ADTV (in millions / day): 0.06  % of  S/O1  S/O1  3%  0% 3%  6%  22%  0%  S/O1  S/O1  Total % of S/O:  35%  Total % of S/O:  40%  Total % of S/O: 126%  Total % of S/O: 262%  6%  0% 5%  6%  22%  0%  22%  8% 28%  47%  22%  0%  61%  9% 47%  72%  59%  15%  Historical trading volume analysis  Largest number of shares traded between $1.50 – $4.50 over the last year  Additional valuation support  A  25

 Appendix  B  Other supporting materials

PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE

B Other supporting materials

Existing capital structure overview

Balance sheet as of September 30, 2025

Capitalization overview ($m)

	Sep-25	Interest rate	Maturity	Net leverage
$25m WhiteHorse senior secured revolver	-	S+650	Nov-28	
$185m WhiteHorse senior secured term loan	182	S+650	Nov-28	**2.6x**
$120m Convertible backstop notes	120	5.50%	Sep-28	
Total debt	**$302**			**4.5x**
$153m Series A-1 preferred[1]	275	13.0%	Nov-33	
Total debt and preferred	**$577**			**8.9x**
Cash and cash equivalents	(20)			
Net debt incl. preferred	**$557**			
Market capitalization (based on $3.93 stock price)[2]	75			
Total capitalization	**$632**			
LTM Credit Agreement EBITDA[3]	**$63**			

Credit metrics	
Gross leverage	4.8x
Gross leverage (including preferred equity)	9.2x
1st lien net leverage[4]	2.6x
Net leverage	4.5x
Net leverage (including preferred equity)	8.9x

Liquidity analysis	
$25m Senior Secured RCF	$25
(-) Amount outstanding	–
Facility available	**$25**
(+) Cash and cash equivalents	20
Total liquidity	**$45**

Sources: Company filings, FactSet (as of November 13, 2025), Kona Management

Notes:

1. Valued at liquidation preference inclusive of accumulated PIK interest (as of anticipated close of December 31, 2025)
2. FDSO includes 17.5m common shares,1.6m RSUs and 2.4m warrants issued to Samoa as of October 6, 2025, per Kona Management
3. Q3 2025 LTM Credit Agreement EBITDA per Kona Management inclusive of pro-forma adjustments
4. Includes senior secured term loan and revolver

27

PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE  24%  12%  Kona shareholder base  Samoa and Amelia collectively own ~36% of Kona’s basic shares outstanding, assuming Samoa  chooses to exercise its warrants1  1. 17.5m common shares outstanding and 2.4m warrants issued to Samoa as of October 6, 2025, per Kona Management  Terence Jarman, former Chairman of Kona, is President of Terrdian CCPC  Jared Deith is the current CRO at Kona  Overview of top 10 shareholders  % of BSO (incl. Samoa warrants)1  Investor details  Holding  Shareholder  Type  % BSO incl.  Samoa warrants1  % BSO  Amelia Active 24% 28%  Samoa Active 12% -  Corient Private Wealth LLC Passive 11% 12%  Koch Industries (Investment Management) Active 10% 11%  Cerberus Active 8% 9%  Twilio, Inc Passive 5% 6%  Terrdian CCPC 2 Individual 5% 6%  Other supporting materials  B  Individual 7%  Active  22%  Passive 20%  Samoa Amelia  Upon exercise of the Samoa warrants,  Goldman Sachs & Co LLC (Private Banking)  Active  4%  5%  Amelia and Samoa collectively hold ~36%  of basic shares outstanding  Dotmar Investments Ltd  Passive  4%  5%  Jared Deith 3  Individual  2%  3%  Top 10 shareholders  86%  84%  Sources: Bloomberg, company filings, Kona Management  Notes:  28